SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2011

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Hanson, Executive Vice President and President, Global Levi’s® Brand, of Levi Strauss & Co. (the “Company”) will resign from the Company effective November 27, 2011, pursuant to a Separation Agreement and Release of all Claims signed on October 31, 2011, attached hereto as Exhibit 10.1. The following summary of the agreement is qualified in its entirety by reference to the agreement.

Under the agreement, in exchange for certain releases of claims and compliance with certain restrictive covenants, Mr. Hanson is eligible to receive an amount equal to $2,289,000, which will be payable in installments over eighteen (18) months, and a lump sum payment of $600,000 to be paid thirty (30) days after his effective date of resignation. In addition, the Company will pay the portion of the premiums of his medical continuation coverage that the Company would pay for an active employee for a period of up to eighteen (18) months. Mr. Hanson is not eligible to receive any amounts under the Company’s Annual Incentive Plan for fiscal year 2011. This agreement supersedes any other potential separation benefits from the Company, including, but not limited to, any rights under the Company’s Executive Severance Plan.

Chip Bergh, President and Chief Executive Officer, will assume responsibilities for the role until a successor is selected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and Release of All Claims between Robert Hanson and the Company, dated October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: November 3, 2011	By:	/s/ HEIDI MANES
	Name:	Heidi Manes
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release of All Claims between Robert Hanson and the Company, dated October 31, 2011